Exhibit 99.1

SunPower Signs Agreement to Acquire PowerLight Corporation

Acquisition Accelerates Growth and Product Innovation

SAN JOSE, Calif., November 15, 2006 – SunPower Corporation (NASDAQ: SPWR), a Silicon Valley-based manufacturer of the world’s highest-efficiency, commercially available solar cells and solar panels, today announced it has signed a definitive agreement to acquire PowerLight Corp., a privately owned solar systems provider based in Berkeley, Calif. PowerLight is a leading global provider of large-scale solar power systems, having designed and deployed hundreds of large-scale solar systems with a total capacity of more than 100 megawatts over the past ten years. The PowerLight acquisition is expected to be immediately accretive to SunPower’s non-GAAP earnings.1

SunPower will be hosting a conference call and webcast at 9:30 am Eastern Standard Time Wednesday, November 15, 2006. The conference call can be accessed by dialing 1-800-894-5910 from within the U.S., or +1-785-424-1052 from outside the U.S. A live webcast of the presentation will be available through SunPower’s website at http://investors.sunpowercorp.com/events.cfm.

In North America, PowerLight is the market-leading installer of large, multi-hundred-kilowatt commercial rooftop and ground-mounted solar power plants in California, New Jersey, Nevada, and Hawaii. The company recently began providing complete residential solar system solutions to more than a dozen leading production homebuilders in California. In Germany, Spain, Portugal, Italy, and Korea, PowerLight designs, develops, operates and maintains solar electric power plants ranging from one megawatt to more than 10 megawatts, including two of the world’s largest solar electric power plants.

“Together, SunPower and PowerLight aim to accelerate the reduction of solar power costs to compete with retail electric rates without incentives,” said Tom Werner, SunPower CEO. “PowerLight is one of the premier system integrators worldwide and presents us with a downstream investment opportunity that will accelerate SunPower’s revenue growth while meeting our long-term financial model. By working closely with PowerLight over the past year as one of its key suppliers, we have gained great respect for their innovative products and the breadth and depth of their customer relationships. We intend to build on our strong market positions and duplicate our success in other emerging markets.”

[1]	The PowerLight acquisition is expected to be dilutive to SunPower’s GAAP earnings until 2009 as a result of amortization charges from intangible assets and stock-based compensation.

“We are excited to join forces with the world’s leading solar technology company,” said Tom Dinwoodie, CEO of PowerLight. “As one of SunPower’s largest customers, we have experienced first-hand the powerful leverage that SunPower’s high-efficiency solar panels deliver to project economics. We see tremendous synergies between PowerLight’s patented system technologies and large-scale solar project expertise and SunPower’s high-efficiency solar cell technology and manufacturing discipline. Together we plan to develop the next generation of solar products and solutions that accelerate solar system cost reductions and radically simplify and improve the solar customer experience.”

“We believe that substantial growth opportunities lie ahead for our industry as solar system costs become competitive with retail electricity rates market by market over the next decade,” said Werner. “That vision will drive the strategy and objectives of our unified company.”

The total consideration for the acquisition is $265 million upfront plus a retention carve-out of $67.5 million vesting over 2 to 4 years. The aggregate consideration consists of approximately $130 million in cash and $202.5 million in stock and is expected to result in a tax-free merger for PowerLight’s shareholders. The acquisition is expected to accelerate SunPower’s revenue growth. SunPower intends to maintain its long-term financial model non-GAAP gross margin objective of 30%.

The transaction is subject to customary closing conditions, including approval by PowerLight’s shareholders and regulators. The parties anticipate closing the transaction in the first quarter of 2007. Following conclusion of this transaction, the combined company will have approximately 1,600 employees in ten sales offices and four manufacturing locations worldwide.

Lehman Brothers is acting as exclusive financial advisor to SunPower and Jones Day is acting as legal advisor to SunPower with regard to the transaction. Morgan Stanley is acting as exclusive financial advisor to PowerLight and Shearman and Sterling LLP is acting as legal advisor to PowerLight with regard to the transaction.

About SunPower

SunPower Corp. (NASDAQ: SPWR) designs and manufactures high-efficiency silicon solar cells and solar panels based on an all-back contact cell design. SunPower’s solar cells and panels generate up to 50 percent more power per unit area than conventional solar technologies and have a uniquely attractive, all-black appearance. For more information on SunPower or solar technology, please visit the SunPower website at www.sunpowercorp.com. SunPower is a majority-owned subsidiary of Cypress Semiconductor Corp. (NYSE: CY).

About PowerLight

PowerLight Corp. is a leading global provider of large-scale solar power systems, delivering unmatched experience and proven financial performance to commercial, public sector and residential customers. Since 1995, PowerLight’s industry-leading products, technologies and services have enabled our customers to maximize clean energy output along with project savings. Today, PowerLight designs, deploys and operates the largest solar power systems in the world through market-leading innovation and exceptional customer service. For more information, please visit www.powerlight.com.

Forward Looking Statement

This press release contains forward looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements are statements that do not represent historical facts. We use words such as “believes,” “plans” and “expects” and similar expressions to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements related to the benefits of the proposed transaction between SunPower and PowerLight, the completion of the transaction, our plans and expectations for financial performance, including revenue, gross margin and income for the third quarter and the full year of 2006 and the full year of 2007, the accretive nature of the transaction and our ability to meet our long term financial model, and the development and future cost structure of the solar power industry. These forward-looking statements are based on information available to us as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, risks and uncertainties that could cause actual results to differ include difficulties encountered in integrating the merged businesses; the risk that the transaction does not close, including the risk that requisite stockholder and regulatory approvals may not be obtained; the possibility that expected synergies and cost savings will not be obtained; the uncertainty of business and economic conditions and growth trends in the solar power industry; our ability to obtain adequate supply of polysilicon and silicon ingots to manufacture our products and the price we pay for such material, our ability to ramp new production lines, our ability to realize expected manufacturing efficiencies, the possibility of production difficulties, the risk of continuation of supply of products and components from suppliers to PowerLight, including competitors of SunPower, and the continuation of existing large-scale PowerLight customer projects. These and other risk factors are contained in documents that the company files with the SEC, including the Form 10-K for fiscal 2005 and its recent 10-Qs, as well as filings we make with regard to this transaction. These forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we are under no obligation to, and expressly disclaim any responsibility to, update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

To supplement the consolidated and projected financial results prepared under GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to amortization of intangible assets, stock-based compensation and the related tax effects. Management does not consider these charges in evaluating the core operational activities of the Company. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate the Company’s current performance. Most analysts covering SunPower use the non-GAAP measures as well. Given management’s use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding the Company’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in SunPower’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data and may be different from non-GAAP measures used by other companies.

Fiscal Periods

The company operates on a fiscal calendar comprised of four thirteen-week quarters that end at midnight Pacific Time on the Sunday nearest the calendar quarter-end. For simplicity, the company labels its fiscal quarters as ending on the calendar quarter date.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

SunPower plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction. The Registration Statement will contain important information about SunPower, PowerLight, the transaction and related matters. Investors and security holders are urged to read the Registration Statement carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and other documents filed with the SEC by SunPower through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement from SunPower by contacting Investor Relations at 408-240-5588 or http://investors.sunpowercorp.com/sec.cfm.

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SunPower is a registered trademark of SunPower Corp. PowerLight is a registered trademark of PowerLight Corp. Cypress is a registered trademark of Cypress Semiconductor Corp. All other trademarks are the property of their respective owners.